Exhibit 10.59

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”), dated as of February 4, 2002, is by and between IDT Corporation, a Delaware corporation, with an address at 520 Broad Street, Newark, NJ 07102 (the “Company”), and Ephraim Brian Finkelstein, 5 Ash Street, Monsey, NY 0952 (the “Employee”).

WHEREAS, the Employee and the Company entered into a consulting agreement (the “IDTC Consulting Agreement”) dated as of October 19, 2001;

WHEREAS, the Employee and IDT Telecom Inc. (“IDT Telecom”), a subsidiary of the Company, entered into a consulting agreement (the “IDTT Consulting Agreement”) dated as of October 19, 2001;

WHEREAS, in recognition of the Employee’s experience and abilities, the Company desires to assure itself of the employment of the Employee in accordance with the terms and conditions provided herein; and

WHEREAS, the Employee agrees to be employed by the Company and to perform services for the Company in accordance with the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Employment. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by and perform services for the Company, on the terms and conditions set forth herein.

2. Term. This Agreement is for a three (3) year period (the “Term”) commencing as soon as practicable but during the month of January 2002 (the “Start Date”) and terminating on the third anniversary of the Start Date, or upon the Company’s or the Employee’s termination of employment pursuant to Section 8 hereof. The parties may mutually agree, in writing, to extend the Term of this Agreement. Upon the commencement of the Term of this Agreement, the IDTC Consulting Agreement and the IDTT Consulting Agreement shall terminate with no further force or effect and the Employee shall have no liability or obligation thereunder.

3. Position. During the Term, the Employee shall serve as the President of Business Development of the Company.

4. Duties and Reporting Relationship. During the Term, the Employee shall devote 100% of his normal business time and, on a full time basis, use his skills and render services to the best of his abilities on behalf of the Company. The Employee shall report directly to Howard Jonas, Chairman of the Board of Directors of the Company and James Courter, CEO of the Company, or an individual designated by Howard Jonas or James Courter, at any time in their sole discretion.

Employee has initially been assigned to report to Charles Garner, CEO of Winstar Holdings LLC, a subsidiary of the Company. The Employee shall be responsible for all duties as required by the position.

5. Place of Performance. The Employee shall perform his duties and conduct his business at the offices of the Company, located in Newark, New Jersey, or at such other location as designated by the Company, except for required travel on the Company’s business.

6. Compensation and Related Matters.

(a) Annual Base Salary. The Company shall pay to the Employee an annual base salary (the “Base Salary”) at a rate not less than Two Hundred Fifty Thousand Dollars ($250,000.00) less applicable taxes, such salary to be paid in conformity with the Company’s payroll policies relating to its employees, but in any event not less than monthly.

(b) Employee Benefits. During the Term, the Employee shall have the opportunity to participate in any of the Company’s benefits programs. The Employee will have the opportunity to participate in medical and dental insurance for the Employee and his family with an employee contribution at the same rate charged other executives of the Company. All policies will be consistent with the information given in the Company’s employee handbook and benefit summary plan description.

(c) Stock Options. The Employee was granted certain stock options of both the Company and IDT Telecom, pursuant to the IDTC Consulting Agreement and the IDTT Consulting Agreement (the “Stock Options”). The Stock Options shall be governed by the stock option agreements entered into by the parties and by the respective stock option plans.

(d) Bonus. Employee may be entitled to receive a bonus, which shall consist of a certain percentage of the profits of the entities and/or divisions for whom Employee directly works during the Term. Employee’s bonus shall be commensurate with and directly related to the work performed by him under this Agreement, and in an amount as determined by the Employee’s supervisor(s), in their sole discretion.

(e) Business expenses. The Company shall reimburse Employee for all reasonable ordinary and necessary business expenses incurred by Employee in connection with his employment (including without limitation, expenses for coach travel and entertainment incurred in conducting or promoting business for the Company) upon submission by the Employee of receipts and other documentation in accordance with the Company’s normal reimbursement procedures. Any business expenses in excess of $1000.00 must be pre-approved by the Company.

7. Non-Disclosure Non-Competition. The Employee agrees that upon execution of this Agreement, he will simultaneously execute the Company’s standard Non-Disclosure Non-Competition Agreement. Notwithstanding anything to the contrary contained herein, the remedies provided for in the Non-Disclosure Non-Competition Agreement are separate and distinct from those provided for in this Agreement and no in event shall such remedies be superceded by any provision contained herein.

8. Termination. The Employee’s employment hereunder may be terminated without breach of this Agreement only under the following circumstances:

(a) Death. The Employee’s employment hereunder shall terminate upon his death, and his estate shall receive any accrued salary, bonus and/or expenses.

(b) Cause. The Company may terminate the Employee’s employment hereunder for “Cause”. For purposes of this Agreement, the Company shall have “Cause” to terminate the Employee’s employment hereunder (i) upon the Employee’s indictment or conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof, (ii) upon the Employee’s commission of fraud, embezzlement, gross negligence or malfeasance, or (iii) upon the Employee’s repeated failure to substantially perform his material duties hereunder, after having been provided written notice of such failure and not curing any such failure within thirty (30) days of such notice. If the Company terminates Employee’s employment for Cause, the Employee shall not be entitled to any severance payments, any unvested Stock Options shall terminate and the Employee shall relinquish any and all rights to any amounts payable and to any benefits otherwise provided for herein, other than any accrued salary, bonus and/or expenses.

(c) Termination by the Employee. The Employee may terminate his employment hereunder upon thirty (30) days prior written notice to the Company. If he does so, the Employee waives any severance payments, any unvested Stock Options shall terminate and the Employee relinquishes any and all rights to any amounts payable and to any benefits otherwise provided for herein, other than any accrued salary, bonus and/or expenses. The Company reserves the right, in its sole discretion, to terminate the Employee prior to the Employee’s designated date of termination.

(d) Notice of Termination. Any termination of the Employee’s employment by the Company or by the Employee (other than termination upon the death of Employee) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 8 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated.

(e) Date of Termination. “Date Of Termination” shall mean (i) if the Employee’s employment is terminated by his death, the date of his death, or (ii) if the Employee’s employment is terminated pursuant to the terms set forth above, the date specified in the Notice of Termination, or in the case of termination pursuant to Section 8(d) herein, the actual date of termination.

9. Notices. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:

IDT Corporation
Attn: James Courter
520 Broad Street, 16th Floor
Newark, NJ 07102

With a copy to:

IDT Corporation
Attn: Legal Department
520 Broad Street, 7th Floor
Newark, New Jersey 07102

If to the Employee:

Ephraim Brian Finkelstein
5 Ash Street
Monsey, NY 10952

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey without regard to its conflicts of law principles. By executing this Agreement, the Employee consents to the personal jurisdiction of all state and federal courts and arbitration forms located in the State of New Jersey.

12. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

14. Entire Agreement. Other than the Company’s Non-Disclosure Non-Competition Agreement, and the stock option agreements issued by the Company and by IDT Telecom to the Employee, this Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereof; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.

15. Remedies of the Company. Upon any termination for Cause that may cause irreparable harm to the Company, the Company shall be entitled, if it so elects, to institute and prosecute proceedings to obtain injunctive relief and damages, costs and expenses, including without limitation, reasonably attorneys’ fees and expenses, with respect to such termination.

16. Arbitration. Except as set forth above in Paragraphs 7 and 15, the Employee and the Company agree that any claim, controversy or dispute between the Employee and the Company (including without limitation its affiliates, officers, employees, representative or agents) arising out of or relating to this Agreement, the employment of the Employee, the cessation of employment of the Employee, or any matter relating to the foregoing shall be submitted to and settled by commercial arbitration in a forum of the American Arbitration Association (“AAA”) located in the State of New Jersey and conducted in accordance with the National Rules for the Resolution of Employment Disputes. In such arbitration: (i) the arbitrator shall agree to treat as confidential evidence and other information presented by the parties to the same extent as Confidential Information under this Agreement must be held confidential by the Employee, (ii) the arbitrator shall have no authority to amend or modify any of the terms of this Agreement, and (iii) the arbitrator shall have ten business days from the closing statements or submission of post-hearing briefs by the parties to render his or her decision. Any arbitration award shall be final and binding upon the parties, and any court, state or federal, having jurisdiction may enter a judgment on the award. The foregoing requirement to arbitrate claims, controversies, and disputes applies to all claims or demands by the Employee, including without limitation any rights or claims the Employee may have under the Age Discrimination in Employment Act of 1967 (which prohibits age discrimination in employment), Title VII of the Civil Rights Act of 1964 (which prohibits discrimination in employment based on race, color, national origin, religion, sex, or pregnancy), the Americans with Disabilities Act of 1991 (which prohibits discrimination in employment against qualified persons with a disability), the Equal Pay Act (which prohibits paying men and women unequal pay for equal work), ERISA, or any other federal, state, or local laws or regulations pertaining to the Employee’s employment or the termination of the Employee’s employment.

17. Representations. Employee has been advised to obtain independent counsel to evaluate the terms, conditions and covenants herein set forth and he has been afforded ample opportunity to obtain such independent advice and evaluation. Employee warrants to the Company that he has relied upon such independent counsel and not upon any representation (legal or otherwise), statement or advice said or offered by the Company or the Company’s counsel in connection herewith.

18. Employee’s Status Under Agreement. The parties agree and acknowledge that the Employee shall at all times act in the capacity of an Employee under this Agreement, and nothing in this Agreement shall be construed to create the relationship of an independent contractor, partner, joint venturer, or any other relationship or status other than that of an Employee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

IDT Corporation

By:	Dated:	2/6/02

Ephraim Brian Finkelstein

/s/ Ephraim Brian Finkelstein	Dated:	2/4/02

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is hereby made between IDT Telecom Inc., 520 Broad Street, Newark, New Jersey 07102 (hereinafter the “Company”) and Ephraim Brian Finkelstein, 5 Ash Street, Monsey, NY 10952 (hereinafter the “Consultant”).

1. Services and Payment. Consultant shall, on an as-needed basis, use his skills and render services to the best of his abilities to perform any duties as requested by the Company. The Company agrees to pay to Consultant the sum of Ten Dollars ($10.00) per year for the term of this Agreement. In addition, Consultant shall receive a grant of options (the “IDTT Stock Options”) to purchase low vote shares of the Company’s common stock (the “Company’s Stock”), which shall be exercisable only if the Company has an initial public offering of its stock. The number of IDTT Stock Options to be granted shall be based on the Company’s total stock outstanding at the time of the Company’s initial public offering. Consultant shall be granted 35,000 options to purchase shares of the Company’s Stock, assuming that at the time of the initial public offering there are 72,000,000 shares of stock outstanding. The IDTT Stock Options shall vest in three installments on each of January 1, 2003, January 1, 2004 and January 1, 2005. All terms and conditions of the IDTT Stock Options shall be set forth in a stock option agreement to be executed by the Company and Consultant (the “IDTT Stock Option Agreement”) which, unless otherwise noted, will be governed by the IDT Telecom 2001 Stock Option and Incentive Plan.

2. Term and Termination. This Agreement shall commence as of the date of this Agreement and shall terminate on January 1, 2005 unless upon earlier termination as set forth herein. The Company may terminate this Agreement for “Cause”. For purposes of this Agreement, the Company shall have “Cause” to immediately terminate this Agreement (i) upon the Consultant’s indictment or conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof, (ii) upon the Consultant’s commission of fraud, embezzlement, gross negligence or malfeasance, or (iii) upon the Consultant’s repeated failure to substantially perform his material duties hereunder, after having been provided written notice of such failure and not curing any such failure within thirty (30) days of such notice. Upon termination of this Agreement for Cause, the IDT Stock Options shall terminate immediately.

3. Proprietary Information. The customers, businesses, products, technology, customer lists, procedures, operations, techniques and other aspects of the business of the Company are established at great expenses and protected as confidential information and trade secrets and provide the Company with a substantial competitive advantage of selling its products. Consultant may have, or have had in the past, access to, and be entrusted with, trade secrets, confidential information and proprietary information, and the Company would suffer great loss and injury if he would disclose this information or use it to compete with the Company. Consequently, Consultant agrees that during his relationship with the Company, and thereafter, he will not, directly or indirectly, either individually or as an employee, agent, partner, shareholder, or in any other capacity, use or disclose, or cause to be used or disclosed, any trade secret, confidential information or proprietary information acquired by Consultant during Consultant’s relationship with the Company, during the Term of this Agreement and for a two year period following the termination of this Agreement.

4. Obligations of Consultant upon Termination of this Agreement. In the event of termination of this Agreement, Consultant shall immediately upon the effective date of termination:

a) Discontinue the use of any and all of the Company’s proprietary and confidential information including methods, designs, marketing techniques, customer lists, contracts, etc., in connection with the operation of the Company, and

b) Discontinue the use of all of the Company’s trademarks, servicemarks, slogans or logos and materials that contain such or any colorable imitations or variations thereof. This shall include the immediate cessation and use of all telephone numbers, advertising products, signs, etc., which contain such trademarks, servicemarks, slogans or logos.

5. Indemnification. Consultant agrees to defend, indemnify, and hold the Company harmless from any and all liabilities, losses, costs, damages, penalties and any other expenses including attorney’s fees arising directly or indirectly, from Consultant’s acts or omissions or his breach of any obligation imposed or sought to be imposed by or according to this Agreement. The Company shall not be liable to Consultant for any acts or omissions by Consultant in the performance of this Agreement. Consultant shall indemnify and hold the Company free and harmless from any obligation, cost, claim, judgment, attorney’s fees, and attachments arising from, growing out of, or in any way connected with the services rendered to the Company under the terms of this Agreement.

6. Reimbursement of Expenses. The Company will reimburse Consultant for all proper, normal and reasonable travel and related expenses incurred by Consultant in performing his obligations under this Agreement upon Consultant furnishing the Company with satisfactory evidence of such expenditures. Consultant will not incur any unusual or major expenditures without the Company’s prior written approval.

7. Equipment. Consultant shall supply at its sole expense, all equipment, materials, and/or supplies to accomplish the work agreed to be performed.

8. Independent Contractor. The parties acknowledge that this Agreement does not create an employment relationship nor partnership nor joint venture but only that of independent contractors. As a consequence, (i) Consultant shall have no authority to enter into contracts or agreements on behalf of the Company, and (ii) all taxes that might be due and payable as a result of this Agreement by Consultant in whatever jurisdiction shall be the sole responsibility of Consultant, and (iii) Consultant will not be eligible to participate in the Company’s pension, health or other fringe benefit program, nor will he be covered by the Company’s workers compensation insurance.

9. Notices. Any notice given in connection with this Agreement shall be given in writing and shall be delivered by either overnight mail, or regular mail, return receipt requested, to the parties as follows:

If to the Company:

IDT Telecom, Inc.
520 Broad Street, 7th Floor
Newark, New Jersey 07102
Attn.: Legal Department

If to Consultant:

Ephraim Brian Finkelstein
5 Ash Street
Monsey, NY 10952

10. Assignment. This Agreement may only be assigned, in whole or in part, by either party, with express written consent.

11. Choice of Law. Any dispute under this Agreement or related to this Agreement shall be decided in accordance with the laws of the State of New Jersey and Consultant agrees to consent to the jurisdiction of New Jersey.

12. Entire Agreement. The parties acknowledge that this document represents the entire Agreement between the parties and supersedes any and all pre-existing agreement, written or oral, between the parties.

13. Severability. If any provision of this Agreement shall be held to be invalid, it shall not affect the validity or enforceability of any other provision of this Agreement but shall remain in full force and effect.

14. Amendment. This Agreement may be supplemented, amended or revised only in writing by Agreement of the parties.

15. Arbitration. The Consultant and the Company agree that any claim, controversy or dispute between the Consultant and the Company (including without limitation its affiliates, officers, employees, representative or agents) arising out of or relating to this Agreement shall be submitted to and settled by commercial arbitration in a forum of the American Arbitration Association (“AAA”) located in the State of New Jersey. In such arbitration: (i) the arbitrator shall agree to treat as confidential evidence and other information presented by the parties to the same extent as Proprietary Information under this Agreement must be held confidential by the Consultant, (ii) the arbitrator shall have no authority to amend or modify any of the terms of this Agreement, and (iii) the arbitrator shall have ten business days from the closing statements or submission of post-hearing briefs by the parties to render his or her decision. Any arbitration award shall be final and binding upon the parties, and any court, state or federal, having jurisdiction may enter a judgment on the award. The foregoing requirement to arbitrate claims, controversies, and disputes applies to all claims or demands by the Consultant.

Entered into as of 19th day of October, 2001.

Signature To Come	/s/ Ephraim Brian Finkelstein
WITNESS	Ephraim Brian Finkelstein

IDT Telecom

/s/ Diane Clark	By:	Signature to Come
WITNESS